UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Innovex International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13439	74-2162088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19120 Kenswick Drive
Humble, Texas		77338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 346 398-0000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2025, Innovex International, Inc., a Delaware corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with BIG Acquisitions LLC (the “Purchaser”), to sell its Eldrige facilities located at 6401 North Eldridge Pkwy, Houston, Texas 77041 (the “Property”) as described in the Purchase Agreement. The purchase price for the sale of the Property is $95.0 million, subject to adjustments.

In connection with the Purchase Agreement, the Company and the Purchaser intend to work together in good faith to prepare, negotiate and approve a short-term lease agreement (the “Lease”), pursuant to which the Company will lease the Property from the Purchaser to allow for completion of ongoing facility consolidation initiatives. The Lease will provide for (i) an initial term commencing on the closing date of the Purchase Agreement and expiring on December 31, 2025, (ii) one right to extend the lease term for an additional six consecutive calendar months, and (iii) gross rent in the amount of $650,000 per month.

The Company anticipates that closing of the sale will occur in the third quarter of 2025, subject to the satisfaction of certain closing conditions as described in the Purchase Agreement. The Purchase Agreement contains certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for industrial property sale transactions. The representations and warranties in the Purchase Agreement have been negotiated for purposes of risk-allocation between the Company and the Purchaser and are not a basis for investment decisions or reliance by any party other than the Company and the Purchaser.

Other than the Purchase Agreement, there exists no material relationship between the Company, its affiliates or any of the Company’s directors and officers, on the one hand, and the Purchaser, on the other. The terms of the transaction were negotiated between the Company and the Purchaser on an arms-length basis.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

Item 2.02	Results of Operations and Financial Condition.

On April 25, 2025, the Company issued a press release announcing (i) entry into the Purchase Agreement, (ii) a preliminary update to its first quarter of 2025 financial performance and (iii) dates and times for the release of its first quarter 2025 earnings results and conference call. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure

The information provided under Item 2.02 above is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and on the Company’s investor relations website (https://investors.innovex-inc.com) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of April 21, 2025, by and between Innovex International, Inc. and BIG Acquisitions LLC.
99.1	Press Release dated April 25, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date:	April 25, 2025	By:	/s/ Adam Anderson
Adam Anderson Chief Executive Officer